UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

(Exact name of registrant as specified in its charter)
Commission File Number: 000-22283
Virginia (State or other jurisdiction of incorporation)	54-1829288 (IRS Employer Identification No.)
590 Peter Jefferson Parkway, Suite 250
Charlottesville, Virginia 22911
(Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
On January 18, 2013, StellarOne Corporation issued a joint press release announcing that its subsidiary, StellarOne Bank, entered into a purchase and assumption agreement with Village Bank to purchase approximately $21.6 million of deposits, $12.2 million in loans at par and one financial center located in Richmond, Virginia, for a deposit premium of 3.5% with assets transferred at net book value.  A copy of the joint press release announcing the entry into the agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

99.1 Press release dated January 18, 2013.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation
Date: January 18, 2013	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer